Exhibit 99.1

Astrotech Corporation 401 Congress, Suite 1650 Austin, Texas 512.485.9530 fax: 512.485.9531 www.astrotechcorp.com
FOR IMMEDIATE RELEASE
ASTROTECH REPORTS THIRD QUARTER 2011 FINANCIAL RESULTS
•	Astrotech Space Operations (“ASO”), the Company’s core business, supported three missions which launched in the third quarter 2011; a U.S. government payload, Glory and X37-B

•	GAAP net loss of $0.4 million (attributable to Astrotech Corporation) on revenue of $5.7 million, up 71% and 23%, respectively, compared to the prior quarter

•	Astrogenetix flew its eleventh scientific payload in microgravity aboard STS-133 with research targeted on discovering a vaccine candidate for methicillin-resistant Staphylococcus aureus (MRSA)
Austin, Texas, May 02, 2011 — Astrotech Corporation (NASDAQ: ASTC), a leading provider of commercial aerospace services, today announced financial results for its fiscal year 2011 third quarter ended March 31, 2011.
Third Quarter Results
The Company posted a third quarter fiscal year 2011 net loss of $0.4 million, or $(0.02) per diluted share on revenue of $5.7 million compared with a third quarter fiscal year 2010 net loss of $0.6 million, or $(0.04) per diluted share on revenue of $6.6 million.
“We supported critical missions for the U.S. government during the third quarter of 2011 in Titusville, FL and at Vandenberg Air Force Base in California,” said Thomas B. Pickens III, Chairman and Chief Executive Officer of Astrotech. “As we operate through a slower launch schedule in the fourth quarter, we will continue working to control SG&A expenses, which we have reduced by more than $3.1 million for the nine months ended March 31, 2011(as compared to the nine months ended March 31, 2010).”
Update of Ongoing Operations
The Company’s 18-month rolling backlog, which includes contractual backlog and scheduled but uncommitted missions, was $24.5 million at March 31, 2011. The majority of the backlog is for ASO pre-launch satellite processing services, which include hardware launch preparation; advanced planning; use of unique satellite preparation facilities; and spacecraft checkout, encapsulation, fueling, transport, and command and control through launch.
In addition to providing support for missions in process at our facilities in Florida and California, ASO supported the launches of a U.S. Government payload, NASA’s Glory spacecraft and the second launch of the Air Force’s X37-B during the quarter.
Additionally, the Company’s Astrogenetix subsidiary completed its eleventh scientific research mission in microgravity. This unprecedented access to the unique environment of space has provided the Company an opportunity to identify genetic targets for the development of vaccines for Salmonella and MRSA. Astrogenetix has focused its efforts on the flight based research that has been made available through the shuttle program over the last three years.

Financial Position and Liquidity
Working capital was $6.6 million at March 31, 2011, which included $7.5 million in cash and $3.0 million of accounts receivable. The commercial bank debt included $0.3 million classified in short term liabilities, and $6.5 million in long term liabilities at March 31, 2011. The $3.0 million line of credit was not used during the fiscal third quarter 2011.
About Astrotech Corporation
Astrotech is one of the first space commerce companies and remains a strong entrepreneurial force in the aerospace industry. We are leaders in identifying, developing and marketing space technology for commercial use. Our Astrotech Space Operations (ASO) business unit serves our government and commercial satellite and spacecraft customers with pre-launch services on the eastern and western range. 1st Detect Corporation is developing what we believe is a breakthrough Miniature Chemical Detector, while Astrogenetix, Inc. is a biotechnology company utilizing microgravity as a research platform for drug discovery and development.
This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, the ability to expand ASO, the availability of capital for reinvestment in growth initiatives, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.
FOR MORE INFORMATION:
Scott Haywood
Corporate Marketing and Communications
Astrotech Corporation
512.485.9520
shaywood@astrotechcorp.com
Tables follow

ASTROTECH CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months		Nine Months
	Ended March 31,		Ended March 31,
	2011	2010	2011	2010
Revenue	$5,720	$6,647	$15,667	$22,489
Cost of revenue	3,142	3,360	10,066	8,962

Gross profit	2,578	3,287	5,601	13,527

Operating expenses:
Selling, general and administrative	1,941	3,170	6,367	9,515
Research and development	1,256	1,117	2,962	2,119

Total operating expenses	3,197	4,287	9,329	11,634

Income (loss) from operations	(619)	(1,000)	(3,728)	1,893
Interest and other expense, net	(70)	(26)	(208)	(366)

Income (loss) before income taxes	(689)	(1,026)	(3,936)	1,527

Income tax (expense) benefit	(5)	53	(16)	(22)

Net income (loss)	(694)	(973)	(3,952)	1,505

Less: Net loss attributable to noncontrolling interest*	(248)	(326)	(781)	(326)

Net income (loss) attributable to Astrotech Corporation	$(446)	$(647)	$(3,171)	$1,831

Net income (loss) attributable to Astrotech Corporation per share, basic	$(0.02)	$(0.04)	$(0.18)	$0.11
Net income (loss) attributable to Astrotech Corporation per share, diluted	$(0.02)	$(0.04)	$(0.18)	$0.10

*
Noncontrolling interest resulted from grants of restricted stock in 1st Detect and Astrogenetix to certain employees, officers and directors. Please refer to the March 31, 2011 Form 10-Q filed with the Securities and Exchange Commission for further detail.

ASTROTECH CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	June 30,
	2011	2010
Assets
Cash and cash equivalents	$7,489	$8,085
Accounts receivable, net	3,018	5,676
Prepaid expenses and other current assets	1,098	1,203

Total current assets	11,605	14,964

Property, plant, and equipment, net	38,867	39,920
Other assets, net	887	19

Total assets	$51,359	$54,903

Liabilities and stockholders’ equity
Current liabilities	$4,999	12,341
Long-term liabilities	7,041	350
Stockholders’ equity	39,319	42,212

Total liabilities and stockholders’ equity	$51,359	$54,903

ASTROTECH CORPORATION AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Measures
(In thousands)
Earnings Before Interest, Taxes, Depreciation and Amortization

	Three Months		Nine Months
	Ended March 31,		Ended March 31,
	2011	2010	2011	2010
EBITDA	$(49)	$(359)	$(2,054)	$3,494

Depreciation & amortization	570	535	1,674	1,601
Interest and other expense, net	70	26	208	366
Income tax expense	5	53	16	22

Net income (loss)	(694)	(973)	(3,952)	1,505

Net loss attributable to noncontrolling interest	(248)	(326)	(781)	(326)

Net income (loss) attributable to Astrotech Corporation	$(446)	$(647)	$(3,171)	$1,831

EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-U.S. GAAP financial measure. We included information concerning EBITDA because we use such information when evaluating operating income (loss) to better evaluate the underlying performance of the Company. EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating income (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA is frequently used as a measure of operations and/or as a measure of the Company’s ability to meet debt service requirements, our use of this financial measure is not necessarily comparable to other similarly titled captions of other companies.
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